EXHIBIT 10.9


                                SECOND AMENDMENT
                                     TO THE
                            PHELPS DODGE CORPORATION
                          SUPPLEMENTAL RETIREMENT PLAN


     Effective as of January 1, 1997, Phelps Dodge Corporation (the "Company") adopted the Phelps Dodge Corporation Supplemental Retirement Plan (the "Plan") as an amendment and restatement of the Comprehensive Executive Non-qualified Retirement and Savings Plan of Phelps Dodge Corporation. The Plan was subsequently amended on one occasion. By the adoption of this Second Amendment, the Company further amends the Plan as follows:

     1. The provisions of this Amendment shall be effective as of January 1, 1999. Except as otherwise noted below, the Plan, as amended by the First Amendment, shall remain in full force and effect.

     2. Appendix A of the Plan is hereby amended and restated in its entirety in the form attached hereto. In the future, Appendix A may be updated to list additional Special Benefit Agreements without the necessity of formally amending Appendix A but pursuant to such procedures as the Plan Administrator may approve from time to time.

     IN WITNESS WHEREOF, PHELPS DODGE CORPORATION has caused this Second Amendment to be executed as of this 15th day of June 1999.

                                                 PHELPS DODGE CORPORATION

                                                 By:
                                                     ---------------------------
                                                 Vice President, Human Resources


                                   Appendix A

     The Company may enter into "Special Benefit Agreements" with individuals who satisfy the eligibility standards of Section 3.1 (Selection of Participants) which provide such individuals with benefits from the Plan on some basis other than pursuant to the generally applicable provisions of the Plan. All such Special Benefit Agreements shall be set forth in writing and shall be signed by a duly authorized officer of the Company pursuant to such procedures as may be established from time to time by the Board or the Plan Administrator. If any provision of this Plan conflicts with a provision included in a Special Benefit Agreement, the provision of the Special Benefit Agreement shall control.

     The following Special Benefit Agreements have been entered into:

1. Letter agreement between L. William Seidman and the Company dated August 15, 1977.

2. Letter agreement between Edson L. Foster and the Company dated January 27, 1988.

3. Letter agreement between Dr. Patrick J. Ryan and the Company dated January 27, 1988.

4.   Letter agreement between G. Robert Durham and the Company dated March 1,
     1989.

5. Letter agreement between William C. Tubman and the Company dated November 1, 1989.

6. Letter agreement between A.L. (John) Lawrence and the Company dated November 1, 1989.

7. Agreement and General Release between Julio Bague and Phelps Dodge International Corporation, made as of September 8, 1993.

8. Agreement and General Release between Herbert Dunham and Phelps Dodge Mining Company made as of June 1, 1994.

9. Retirement Agreement and General Release between John C. Replogle and the Company dated December 4, 1997.

10. Retirement Agreement and General Release between Henry W. Konerko and the Company dated August 11, 1998.

11. Retirement Agreement and General Release between Richard W. Rice and the Company dated December 31, 1998 by Mr. Rice and December 28, 1998 by the Company.

12. Agreement, General Release and Covenant Not to Sue between George M. Meseha and Phelps Dodge Copper Products Co. dated December 31, 1998 by Mr. Meseha and January 11, 1999 by Phelps Dodge Copper Products Co.

13. Agreement and General Release between Thomas M. St. Clair and the Company dated June 15, 1999.

14. Agreement and General Release between Roger Weadock and the Phelps Dodge Magnet Wire Company dated December 11, 1998 by Mr. Weadock and November 9, 1998 by Phelps Dodge Magnet Wire Company.